UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800
Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	Nasdaq Global Select Market

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2020 annual meeting of stockholders (the “Annual Meeting”) of Clean Energy Fuels Corp. (the “Company”), stockholders of the Company approved amendments (the “Amendments”) to the Company’s 2016 Performance Incentive Plan (the “2016 Plan”) by the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. The Amendments approved by stockholders (i) increased the aggregate number of shares of the Company’s common stock to be delivered pursuant to all awards granted under the 2016 Plan by an additional 17,500,000 shares, (ii) extended the expiration date of the 2016 Plan to February 26, 2030, and (iii) removed certain limits from the 2016 Plan on the maximum number of options, stock appreciation rights, restricted stock and restricted stock unit awards, and other awards that may be granted in any fiscal year to any one participant since those limits had previously been included to satisfy the requirements of Section 162(m) of the Internal Revenue Code.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amended and Restated 2016 Performance Incentive Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07      Submission of Matters to a Vote of Security Holders.

On May 15, 2020,  the Company held its Annual Meeting. The Company’s stockholders considered and voted on four proposals at the Annual Meeting, and cast their votes on each such proposal as set forth below.

Proposal 1: The holders of the Company’s common stock elected nine director nominees to the Board of Directors, each to serve as a  director of the Company for a one-year term until the Company’s next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier resignation or removal. The results of the voting on Proposal 1 were as follows:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Andrew J. Littlefair	124,506,641	4,020,190	56,144,963
Stephen A. Scully	126,008,479	2,518,352	56,144,963
Lizabeth Ardisana	126,270,888	2,255,943	56,144,963
Philippe Charleux	126,249,712	2,277,119	56,144,963
John S. Herrington	124,937,050	3,589,781	56,144,963
James C. Miller III	125,627,713	2,899,118	56,144,963
Philippe Montantême	126,209,404	2,317,427	56,144,963
Kenneth M. Socha	124,986,048	3,540,783	56,144,963
Vincent C. Taormina	125,112,757	3,414,074	56,144,963

Proposal 2: The holders of the Company’s common stock ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the voting on Proposal 2 were as follows:

Votes For:	178,583,456
Votes Against:	4,387,083
Votes Abstained:	1,701,255
Broker Non-Votes:	—

Proposal 3: The holders of the Company’s common stock approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. The results of the voting on Proposal 3 were as follows:

Votes For:	121,018,327
Votes Against:	6,247,825
Votes Abstained:	1,260,679
Broker Non-Votes:	56,144,963

Proposal 4: The holders of the Company’s common stock approved the Amendments to the Company’s 2016 Plan. The results of the voting on Proposal 4 were as follows:

Votes For:	119,320,849
Votes Against:	7,707,585
Votes Abstained:	1,498,397
Broker Non-Votes:	56,144,963

Item 8.01      Other Events.

On May 14, 2020, the Company repurchased the sole outstanding 7.5% Convertible Note due June 2020, having a principal amount of $15.0 million (the “Note”), from the holder thereof. The Company paid to such holder a cash purchase price of $15.2 million, which included all accrued and unpaid interest on the Note.

Item 9.01      Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Amended and Restated 2016 Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2020	Clean Energy Fuels Corp.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

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